© 2025 ANI Pharmaceuticals, Inc. 1 J.P. Morgan Healthcare Conference January 14, 2025

© 2025 ANI Pharmaceuticals, Inc. 2 Disclaimers Forward-Looking Statements This presentation contains forward-looking statements within the meaning of Section 27A of the Act, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words or other comparable terminology. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. These statements may include, but are not limited to, statements concerning the following: our ability to continue to achieve commercial success with Cortrophin Gel, our first rare disease pharmaceutical product, including expanding the market and gaining market share, our business, financial condition, and results of operations will be negatively impacted; the ability of our approved products, including Cortrophin Gel, and the products acquired in the acquisition of Alimera Sciences, Inc. (“Alimera”), to achieve commercialization at levels of market acceptance that will continue to allow us to achieve profitability; our ability to complete or achieve any, or all of the intended benefits of acquisitions and investments, including the recent acquisition of Alimera, in a timely manner or at all; the risks that our acquisitions and investments, including the recent acquisition of Alimera, could disrupt our business and harm our financial position and operating results; delays in production, increased costs and potential loss of revenues if we need to change suppliers due to the limited number of suppliers for our raw materials, active pharmaceutical ingredients, excipients and other materials; our reliance on single source third party contract manufacturing supply for certain of our key products, including Cortrophin Gel and products acquired in the acquisition of Alimera; delays or failure in obtaining and maintaining approvals by the Food and Drug Administration (the “FDA”) of the products we sell; changes in policy or actions that may be taken by the FDA, United States Drug Enforcement Administration, and other regulatory agencies, including among other things, drug recalls, regulatory approvals, facility inspections and potential enforcement actions; risks that we may face with respect to importing raw materials and delays in delivery of raw materials and other ingredients and supplies necessary for the manufacture of our products from both domestic and overseas sources due to supply chain disruptions or for any other reason; the ability of our manufacturing partners to meet our product demands and timelines; the impact of changes or fluctuations in exchange rates; our ability to develop, license or acquire, and commercialize new products; the level of competition we face and the legal, regulatory and/or legislative strategies employed by our competitors to prevent or delay competition from generic alternatives to branded products; our ability to protect our intellectual property rights; the impact of legislative or regulatory reform on the pricing for pharmaceutical products; the impact of any litigation to which we are, or may become, a party; our ability, and that of our suppliers, development partners, and manufacturing partners, to comply with laws, regulations and standards that govern or affect the pharmaceutical and biotechnology industries; our ability to maintain the services of our key executives and other personnel; general business and economic conditions, such as inflationary pressures, geopolitical conditions including, but not limited to, the conflict between Russia and the Ukraine, the conflict in the Middle East, conflicts related to the attacks on cargo ships in the Red Sea, and the effects and duration of outbreaks of public health emergencies, and other risks and uncertainties that are described in ANI’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other periodic reports filed with the Securities and Exchange Commission. You should not rely upon forward-looking statements as predictions of future events. Such statements are based on management’s expectations as of the date of this presentation and involve many risks and uncertainties that could cause our actual results, events or circumstances to differ materially from those expressed or implied in our forward-looking statements. We undertake no obligation to update any forward-looking statements made in this presentation to reflect events or circumstances after the date of this presentation or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements. Our forward- looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. More detailed information on these and additional factors that could affect the Company’s actual results are described in the Company’s filings with the Securities and Exchange Commission (SEC), including its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other filings with the SEC. All forward-looking statements in this presentation speak only as of the date of this presentation and are based on the Company’s current beliefs, assumptions, and expectations. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

© 2025 ANI Pharmaceuticals, Inc. 3 Presentation of Financial Information Non-GAAP Financial Measures Adjusted non-GAAP EBITDA ANI’s management considers adjusted non-GAAP EBITDA to be an important financial indicator of ANI’s operating performance, providing investors and analysts with a useful measure of operating results unaffected by non-cash stock- based compensation and differences in capital structures, tax structures, capital investment cycles, ages of related assets, and compensation structures among otherwise comparable companies. Management uses adjusted non-GAAP EBITDA when analyzing Company performance. Adjusted non-GAAP EBITDA is defined as net (loss) income, excluding tax provision or benefit, interest expense, net, other expense, net, loss on extinguishment of debt, depreciation and amortization expense, non-cash stock-based compensation expense, M&A transaction and integration expenses, contingent consideration fair value adjustments, unrealized gain on our investment in equity securities, gain on sale of the former Oakville, Ontario manufacturing site, litigation expenses related to certain matters, amortization of certain purchase price adjustments, severance expense, and certain other items that vary in frequency and impact on ANI’s results of operations. Adjusted non-GAAP EBITDA should be considered in addition to, but not in lieu of, net income or loss reported under GAAP. A reconciliation of adjusted non-GAAP EBITDA to the most directly comparable GAAP financial measure is provided below. ANI is not providing a reconciliation for the forward-looking full year 2024 or 2025 adjusted EBITDA guidance because it does not currently have sufficient information to accurately estimate all of the variables and individual adjustments for such reconciliation, including “with” and “without” tax provision information. As such, ANI’s management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results. Adjusted non-GAAP Diluted Earnings per Share ANI’s management considers adjusted non-GAAP diluted earnings per share to be an important financial indicator of ANI’s operating performance, providing investors and analysts with a useful measure of operating results unaffected by the non-cash stock-based compensation, non-cash interest expense, depreciation and amortization, M&A transaction and integration expenses, contingent consideration fair value adjustment, unrealized gain on our investment in equity securities, gain on sale of the former Oakville, Ontario manufacturing site, litigation expenses related to certain matters, loss on extinguishment of debt, amortization of certain purchase price adjustments, severance expense, and certain other items that vary in frequency and impact on ANI’s results of operations. Management uses adjusted non-GAAP diluted earnings per share when analyzing Company performance. Adjusted non-GAAP diluted earnings per share is defined as adjusted non-GAAP net income, as defined above, divided by the diluted weighted average shares outstanding during the period. Management will continually analyze this metric and may include additional adjustments in the calculation in order to provide further understanding of ANI’s results. Adjusted non-GAAP diluted earnings per share should be considered in addition to, but not in lieu of, diluted earnings (loss) per share reported under GAAP. A reconciliation of adjusted non-GAAP diluted earnings per share to the most directly comparable GAAP financial measure is provided below. ANI is not providing a reconciliation for the forward-looking full year 2024 adjusted diluted earnings per share guidance because it does not currently have sufficient information to accurately estimate all of the variables and individual adjustments for such reconciliation, including “with” and “without” tax provision information. As such, ANI’s management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results.

© 2025 ANI Pharmaceuticals, Inc. 4 ANI Pharmaceuticals: Rare Disease and Generics drive robust, profitable growth as we fulfill our purpose of Serving Patients, Improving Lives Key Growth Drivers Rare Disease business with three growing and durable commercial assets: Purified Cortrophin Gel, ILUVIEN and YUTIQ. Portfolio expansion through M&A and in-licensing. Financial Strength $149-153M 2024 Adjusted Non-GAAP EBITDA(1),(3) $145M Cash(2) $594-602M 2024 Estimated net revenue(1) 22-24% Year-over-year net revenue growth(1) 1. Based upon 2024 guidance issued on November 8, 2024. 2. As of September 30, 2024. 3. Adj. Non-GAAP EBITDA is a Non-GAAP financial measure. Established brands with unique commercial capability, high margins and strong cash flow generation Generics with enhanced R&D capabilities driving new product launches; operational excellence

© 2025 ANI Pharmaceuticals, Inc. 5 Delivered superior 2024 performance and well-positioned to continue driving strong growth Adjusted Non-GAAP EBITDA ($ millions)(1),(3) 1. Based on 2024 financial guidance as issued on November 8, 2024. 2. CAGR calculated using 2022-2025E utilizing mid-point of full year 2025 guidance. 3. Adjusted Non-GAAP EBITDA is a Non-GAAP financial measure. 2024 Highlights & Achievements • Expect total 2024 Net Revenue, Adjusted non-GAAP EBITDA and adjusted non-GAAP diluted EPS at or above previously announced 2024 guidance • Lead Rare Disease asset Cortrophin Gel achieved almost $200M of sales in the third year of launch • Expanded Rare Disease franchise with the acquisition of Alimera • Launched 17 new generic products and retained #2 ranking in Competitive Generic Therapy (CGT) approvals Total Company Net Revenues ($ millions)(1) 316 487 2022 2023 594-602 2025 E 739-759~33% CAGR(2) 56 134 2022 2023 2024E(1) 149-153 2025 E 182-192~50% CAGR(2) 2024E(1)

Momentum continued in 2024 with ANI delivering record results in Q4

Highlights

- Business delivered record results in Q4 2024, with preliminary results in line or higher vs. guidance
- Drove steady gains throughout 2024 for lead Rare Disease asset Cortrophin Gel across core therapeutic areas (rheumatology, neurology, nephrology), with strong traction in newer therapeutic areas (ophthalmology and pulmonology)
- New Rare Disease assets ILUVIEN and YUTIQ performed in-line with guidance for the first full quarter of ownership
- Continued to leverage superior new product launch execution (17 new products launched in 2024), operational excellence, and U.S.-based manufacturing footprint to reliably serve patients in Generics and Established Brands

4Q Total Revenues[1]
$170-178M
↑ 32% YoY

4Q Rare Disease Revenues [2]
$86-87M
↑ 107% YoY

4Q Cortrophin Gel Revenues[2]
$59-60M
↑ 42% YoY

4Q ILUVIEN & YUTIQ Revenues[2]
~$27M

4Q Adj. Non-GAAP EBITDA[1,3]
$43-47M
↑ 49% YoY

1. Based on 2024 financial guidance as issued on November 8, 2024.
2. Based upon preliminary, unaudited Q4 2024 results.
3. Adjusted non-GAAP EBITDA and Adjusted Diluted non-GAAP EPS are non-GAAP financial measures.

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© 2025 ANI Pharmaceuticals, Inc. 7 Preliminary 2025 Outlook 1. Based upon 2024 financial guidance as issued on November 8, 2024. 2. Adjusted Non-GAAP EBITDA is a Non-GAAP financial measure. Metric ($ millions) Full Year 2025 Guidance Mid-Point 2024 Guidance(1) 2025 Growth vs 2024 Guidance Midpoint Net Revenue (Total Company) $739 - $759 $598 24 - 27% Adjusted Non-GAAP EBITDA (2) $182 - $192 $151 21 - 27%

© 2025 ANI Pharmaceuticals, Inc. 8 Rare Disease well positioned to continue driving strong growth Rare Disease Net Revenues ($ millions)(1) 1. 2022-24 CAGR is based on the midpoint of full-year 2024 preliminary, unaudited results 2. Based on full-year 2024 preliminary, unaudited results 42 112 2022 2023 30-31 198 2024E (2) 42 112 228-229 +133% (1) ILUVIEN & YUTIQ Cortrophin Gel

© 2025 ANI Pharmaceuticals, Inc. 9 ANI Rare Disease markets three therapeutics with growth and durability U.S. Indications FDA-approved ACTH treatment option with 22 indications for patients suffering with specific chronic autoimmune and inflammatory conditions, including multiple sclerosis, rheumatoid arthritis, excess urinary protein due to nephrotic syndrome, acute gouty arthritis flares, and acute and chronic allergic and inflammatory processes involving the eye and its adnexa Indicated for the treatment of diabetic macular edema (DME) in patients who have been previously treated with a course of corticosteroids and did not have a clinically significant rise in intraocular pressure. Indicated for the treatment of chronic non-infectious uveitis affecting the posterior segment of the eye. Ex-US Indications N/A For DME and NIU-PS in the Middle East, and 17 European countries N/A US Approval Date November 2021 sNDA September 2014 October 2018 Added via acquisition of Alimera in September 2024

© 2025 ANI Pharmaceuticals, Inc. 10 Rare Disease portfolio focuses on patients not well-served by other therapies • Idiopathic Nephrotic Syndrome • Lupus Nephritis • Systemic Dermatomyositis • Sarcoidosis • Keratitis • Chronic Non-Infectious Uveitis Posterior Segment • Rheumatoid Arthritis • Multiple Sclerosis • Systemic Lupus Erythematosus • Psoriatic Arthritis • Ankylosing Spondylitis • Acute Gouty Arthritis • Diabetic Macular Edema • Non-Infectious Uveitis * Based on US FDA considered definition of rare disease - disorders affecting <200 000 persons, translating to a prevalence of 58.5 per 100 000 at current time Underserved patients; high prevalence disease Rare disease* Select Indications

© 2025 ANI Pharmaceuticals, Inc. 11 Cortrophin Gel: Primary growth engine for ANI Rare Disease Cortrophin Gel is purified corticotropin (ACTH), a treatment option for patients struggling with certain chronic autoimmune disorders Limited competition (only one other ACTH product on the market); long-term sustainability driven by high barriers to entry Estimated $600M ACTH market at launch in 2022 and ~$670M in 2024; potential for significant future growth driven by both new and returning prescribers serving appropriate patients Approved for multiple indications; initially launched into therapeutic areas of neurology, nephrology and rheumatology; subsequently expanded into ophthalmology and pulmonology Re-introduced a much-needed patient and physician choice into the U.S. ACTH market (only one ACTH product had been available for multiple decades) Launched January 2022

© 2025 ANI Pharmaceuticals, Inc. 12 • Following launch of Cortrophin Gel in 2022, the ACTH class stabilized after years of volume decline and returned to double-digit growth in 2024 • ACTH market is expected to grow >20% in 2024 on a dollar basis • Number of patients on ACTH therapy today is substantially lower than several years ago, with potential for significant growth ACTH market has returned to growth following the launch of Cortrophin Gel $1,195 $1,110 2019 2020 2021 2022 2023 2024E(1) $953 $768 $594 $558 $537 $664-$668 2017 2018 Acthar Gel Purified Cortrophin® Gel ACTH Market Sales ($ millions) 1. Full year 2024 Cortrophin Gel net revenues based on preliminary unaudited results. MNK expects ~10% growth for Acthar Gel in 2024 per its third quarter 2024 earnings release (Nov 5, 2024). ACTH market sales of $664-668 million for 2024E is based on Cortrophin Gel preliminary unaudited revenues + Acthar Gel guidance by MNK. -19% -23% -6% -4% +23-24%YoY Growth -14%-7%

Cortrophin Gel: Successful launch and strong underlying demand; further strengthening the franchise to support a strong multi-year growth journey

Growth in core specialties targeted from launch[1]

- Continued strong growth across initially targeted specialties; **neurology, rheumatology, and nephrology**
- Prescribing momentum across existing and new prescribers
- Momentum continued in Q4 with record-initiated cases and new patient starts

Gaining traction in newer therapeutic areas

- Expanded **Ophthalmology** sales team to 46 with Alimera acquisition; ophthalmology new patient starts increased ~2x Q/Q increase in Q4
- **Acute gouty arthritis** flares indication has grown to ~15% of Cortrophin use; only approved ACTH therapy for this indication
- Focused smaller **pulmonology sales team** yielding positive results

Further strengthening the franchise

- **Investing in research** to provide additional support for the use of Cortrophin
- Recently presented two abstracts at American Society of Nephrology
- Completed the **development of a Pre-Filled Syringe** for Cortrophin Gel and submitted a supplemental NDA; launch planned for the first half of 2025.
- Exploring other ideas to enhance the convenience for patients and providers
- Investing in **high ROI** commercial efforts such as expanding sales team to **drive growth** in core specialties targeted at launch and newer therapeutic areas

Cortrophin Gel Net Revenues ($ millions)[2]



+117%
42
112
198
2022
2023
2024E

1. Purified Cortrophin Gel was launched in January 2022.
2. 2024 based upon preliminary, unaudited results. 2022-24 CAGR is based on the midpoint of 2024 preliminary, unaudited results.

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Acute gouty arthritis Indication could be a significant growth driver for Cortrophin Gel

Tremendous Growth Potential

- Gout affects **>9M patients** in the US[1] with ~3.6M receiving treatment for it annually[2]
- Patients experience an average of **~1.5 - 2 flares/year** that are reported to their physician[3]
- Commonly treated with NSAIDs, steroids or colchicine as equivalent first-line options
- Many patients require treatment beyond first-line treatments for several reasons, including co-morbidities, intolerance or flares refractory to first-line options, severe pain, and high flare frequency
  - These patients generate significant healthcare expenditures, with the cost of treating a single flare exceeding $15,000 in the top 5% of events[4]
- **Addressable patient population of ~300,000 patients**
  - ~8% of patients currently receive some form of injectable therapy to treat an acute flare[4]
- Only one other product has been approved for acute gout flares since 2009

Early Indicators & Next Steps

- Cortrophin Gel is the only ACTH therapy approved for acute gouty arthritis flares
- Launched a new 1mL vial of Cortrophin Gel focused on the acute gouty arthritis flares indication in Q4'23
- Treatment of acute gouty arthritis flares has grown to ~15% of Cortrophin use
- Gout represented the first patient on therapy for almost 15% of HCPs using Cortrophin for the first time in 2024

Cortrophin volume for Gout more than doubled[5]


133%
2023
2024E

1- Singh G, Lingala B, Mithal A. Gout and hyperuricaemia in the USA: prevalence and trends. Rheumatology (Oxford). 2019 Dec 1;58(12):2177-2180. doi: 10.1093/rheumatology/kez196. PMID: 31168609.,
2 Thorpe K. Partnership to fight chronic disease. May 21, 2018
3 https://acrjournals.onlinelibrary.wiley.com/doi/full/10.1002/acr2.11759#:; ANI claims data analysis (data on file), Proudman C, et al. *Arthritis Res Ther*. 2019;21:132.
4 ANI analysis to be presented at AMCP 2025 conference
5 Based on ANI claims analysis

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© 2025 ANI Pharmaceuticals, Inc. 15 Transaction closed September 2024 Highly synergistic acquisition of Alimera Sciences on track to deliver financial targets in 2025 Two differentiated commercial assets with high barriers to genericization and significant growth potential, which we expect to further unlock through commercial synergies and execution Projected to meet or exceed prior guidance of $35-38M in adjusted non-GAAP EBITDA and high single-digit to low double-digit accretion in adjusted diluted non-GAAP EPS in 2025 46-person combined Ophthalmology sales force, who have been cross- trained and promoting ILUVIEN, YUTIQ and Cortrophin since mid- October Successfully retained key Alimera employees and implemented actions to ensure we are on track to capture $10 million of synergies in 2025.

© 2025 ANI Pharmaceuticals, Inc. 16 Alimera acquisition aligned with M&A strategy Expanded Scope and Scale of Rare Disease Business Priority Therapeutic Area Assets with Growth & Durability ● Ophthalmology as a percentage of total ACTH prescribers has almost doubled to more than 10% over four years(1) ● Double-digit growth assets ● Patent protection ● High barriers to genericization 1. Per Veeva Compass claims dataset for Acthar + Cortrophin internal prescribing data. ● Added two commercial assets ● We expect Rare Disease to account for over 50% of ANI revenues in 2025 ● Increased geographic footprint to ex-US markets

© 2025 ANI Pharmaceuticals, Inc. 17 Chronic Non-Infectious Uveitis ● Disease state: Chronic non-infectious uveitis affecting the posterior segment (NIU-PS) is inflammation of the eye that can lead to pain, visual impairment and vision loss ● Over 500,000 patients in U.S., many of working age, with non-infectious uveitis Diabetic Macular Edema ● Disease state: DME, a chronic disease that is the leading cause of vision loss in diabetic patients ● ~4% of diabetic patients develop clinically significant macular edema ● Causes blurred vision in the early stage and may cause cumulative damage over the long term ILUVIEN and YUTIQ: Novel, long-acting implants for serious eye diseases US Ex-US

The most underserved patient group within DME represents more than 50,000 patients in the US alone

DME epidemiology model flow – inputs informed by ANI's market research

Diagnosed DME population: ~3% = *~900,000 patients*

Treated DME population: ~50% = *~450,000 Patients*

Patients receiving 2+ anti-VEGFs: 57% = *~260,000 patients*

Suboptimal response to anti-VEGFs: 29% = *~75,000 patients*

Positive steroid trial (i.e., low IOP risk): ~70% = *~53,000 pts*

>50,000 patients in the US are not well served by anti-VEGF therapy

Significant room for ILUVIEN growth - <5,000 patient starts annually for DME in the US

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© 2025 ANI Pharmaceuticals, Inc.

Source: Ophthalmologists survey, n = 64

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© 2025 ANI Pharmaceuticals, Inc. 19 Larger ophthalmology sales team expected to accelerate growth of Cortrophin Gel, ILUVIEN, and YUTIQ Combined efforts expected to expand the ability to drive appropriate utilization of all three products for patients in need ANI deployed a targeted ophthalmology- focused sales team in Q1 2024 Alimera had a US commercial team of 35 field reps Significant overlap between ILUVIEN/YUTIQ and Cortrophin targeted ophthalmologists >50% overlap among those with the highest prescribing potential Expanded team increases reach to ~3,600 ophthalmologists Identifying patients with unmet needs Complementary patient support capabilities focused on ensuring patients have access to therapyANI now has a combined team of 46 ophthalmology specialists

© 2025 ANI Pharmaceuticals, Inc. 20 Long-term clinical studies, real-world use, and ongoing trials provide a strong foundation for ILUVIEN and YUTIQ SYNCHRONICITY >50,000 patients in the US are not well served by anti-VEGF therapy ~100,000 patients in U.S., many of working age, with non-infectious uveitis in posterior segment • NEW DAY investigates the earlier utilization of ILUVIEN in patients with DME in combination with anti-VEGF treatment • Multicenter, single masked, randomized, controlled trial comparing ILUVIEN + supplemental anti-VEGF therapy to the current standard of care, anti-VEGF therapy alone • The study has enrolled 306 treatment-naïve, or almost naïve, DME patients • LPLV for New Day has been completed • Topline data expected in the second quarter of 2025. • Multicenter, open label study investigates YUTIQ across patients with chronic NIU-PS • The study has enrolled 110 patients in approximately 25 sites around the U.S. • LPLV expected in November 2025 • Topline data readout expected in Q1 2026

© 2025 ANI Pharmaceuticals, Inc. 21 Strong R&D capabilities and operational excellence driving growth in Generics Robust pipeline and new product launch execution • Launched seventeen new products in 2024, including two Competitive Generic Therapy (CGT) products with 180-day exclusivity • Number two ranking in CGT approvals and top 15 manufacturer in number of product approvals • Increased 2024 R&D spend to deliver new launches fueling high single-digit/low double-digit growth Focus on cost excellence • Systematic and relentless approach to reducing raw materials and finished goods costs • Lean and entrepreneurial mentality towards all corporate spend Generics Net Revenues ($ millions) Strong operational backbone and U.S.-based manufacturing footprint • During 2023, supplied over 1.8 billion doses of therapeutics to patients in need • Substantial progress in 2024 in significant capacity expansion at New Jersey site • Strong GMP track record with all sites currently in VAI or NAI status Expected to deliver high single-digit to low double-digit growth 71.8 70.2 74.0 78.2 Q4 2023 Q2 2024 Q1 2024 Q3 2024

U.S.-based manufacturing footprint with strong GMP track record



	 **Baudette, MN** *130k sf*	 **Baudette, MN** *Containment Facility - 47k sf*	 **East Windsor, NJ** *120k sf*
Facility Overview and Capabilities	• Manufacturing, packaging, warehouse • Schedule CII vault & CIII cage space • Lab space - R&D/analytical testing • Solutions, suspensions, topicals, tablets, capsules, and powder for suspension • DEA-licensed for Schedule II controlled substances	• Manufacturing, packaging, warehouse • Low-humidity suite for moisture-sensitive compounds • Fully-contained high potency facility for hormone, steroid, and oncolytic products • DEA Schedule III capability	• 100K ft^2 of manufacturing, packaging, lab, warehouse, and administrative space • 20K ft^2 expansion added 15 new manufacturing suites and new QC lab • Solid oral tablets and capsules, liquid suspensions and solutions, powder for oral suspension, controlled substances as well as containment & nano-milling • API development & low volume production
Annual Capacity	• Solid Dose ~2.5BN doses • Liquid Unit ~23MM doses • Liquids ~20MM bottles • Powder ~4MM bottles	• Tablets ~2.5BN doses • Capsules ~150MM doses • Blisters ~ 45MM doses	• Tablets & Capsules ~3.0BN doses • Packaged Units ~20MM units • Liquids ~10MM bottles • Powder ~ 2MM bottles ; Semi Solids
GMP	*Five FDA inspections since 2013* **Latest FDA inspection – December 2024** **Current site status: VAI**	*Seven DEA inspections since 2013* **Latest DEA inspection – August 2023** **Current site status: VAI**	*Seven FDA inspections since 2017, Four DEA inspections since 2016* **Latest FDA inspection – January 2024** **Current site status: NAI status (zero 483s)**

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Investment summary

Strategic focus on strong and growing Rare Disease business

- Expected to represent ~50% of 2025 revenues and be largest driver of future growth
- Cortrophin Gel reached ~$198M [2] revenue in 2024 and is on a strong multi-year growth trajectory
- 2024 acquisition of ILUVIEN and YUTIQ added growing and durable assets to platform

Robust foundational Generics business delivering high single-digit to low double-digit growth

- Highly-seasoned R&D, manufacturing and commercial infrastructure delivering value to customers
- Well-diversified product portfolio with over 110 product families
- Reliable US-based manufacturing with strong GMP track record; over 1.8[4] billion doses filled annually

Financial Strength

- $145M cash and cash equivalents with disciplined approach toward debt levels; post- acquisition 3.0x net leverage[1]
- Projected 2024[3] :
  - Revenues of $594-602M representing 22-24% year-over-year growth
  - Adjusted non-GAAP EBITDA of $149-153M
  - Adjusted non-GAAP diluted EPS of $4.90-$5.05

2025 Priorities

- Deliver strong revenue growth and profitability
- Expand adoption of Cortrophin in targeted specialties and grow the ACTH category
- Complete Alimera integration, drive synergies
- Explore further expansion in scope and scale of Rare Disease business

1. As of September 30, 2024; leverage ratio TTM period pro-forma for Alimera acquisition utilizing non-GAAP adjusted EBITDA of $167.7 million.
2. Based upon preliminary, unaudited full year 2024 results.
3. Based on 2024 financial guidance issued on November 8, 2024.
4. Per IQVIA EUTRx data - Rx (NPA) MAT Oct 2024 data

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© 2025 ANI Pharmaceuticals, Inc. 24 Appendix

Adjusted non-GAAP EBITDA Calculation and US GAAP to Non-GAAP Reconciliation

($ in thousands, except per share amounts)	Three months ended September 30, 2024	Nine months ended September 30, 2024	Twelve months ended December 31, 2023	2022	2021
Net (Loss) Income	(24,166)	(8,246)	18,779	(47,896)	(42,603)
Add/(Subtract):					
Interest expense, net	2,331	11,587	26,940	28,052	11,922
Other expense, net [a]	2,535	2,655	159	80	6,243
Loss on extinguishment of debt	7,468	7,468	—	—	—
Provision (benefit) for income taxes	(7,332)	(204)	1,093	(14,769)	(13,455)
Depreciation and amortization	15,748	45,131	59,791	56,972	47,252
Contingent consideration fair value adjustment	825	1,274	1,426	3,758	500
Legal settlement expense	—	—	—	—	8,750
Intangible asset impairment charges	—	—	—	112	—
Restructuring activities	—	—	1,132	5,679	—
Gain on sale of building	—	(5,347)	—	—	—
Unrealized gain on investment in equity security	(1,355)	(8,298)	—	—	—
Impact of Canada operations [b]	—	—	2,697	2,740	—
Stock-based compensation	7,484	22,283	20,652	14,599	10,489
Asset impairments [c]	—	—	—	—	2,737
M&A transaction expenses	9,945	14,198	1,148	1,244	9,382
Royalty settlement	—	—	—	—	1,934
Litigation expenses	2,899	4,738	—	—	—
Inventory step-up amortization	3,224	3,224	—	5,294	7,460
Severance	5,308	5,308	—	—	—
Equity payout	10,190	10,190	—	—	—
Adjusted non-GAAP EBITDA	35,104	105,961	133,817	55,865	50,611

[a] Adjustment to other expense, net excludes $750 thousand and $1.9 million of income related to the sale of an ANDA during the twelve months ended December 31, 2022 and 2021, respectively.

[b] Impact of Canada operations includes CDMO revenues, cost of sales relating to CDMO revenues, all selling, general, and administrative expenses, and all research and development expenses recorded in Canada in the period presented, exclusive of restructuring activities, stock-based compensation, and depreciation and amortization, which are included within their respective line items above. The adjustment of Canada operations represents revenues, cost of sales and expense that will not recur after the completion of the closure of our Canada operations (complete as of March 31, 2023) and the sale of the facility (complete as of March 31, 2024). The adjustment of Canada operations does not adjust for revenues, cost of sales, and expense that will recur at our other manufacturing facilities after the transfer of certain manufacturing activities is complete.

[c] For the twelve months ended December 31, 2021, Asset impairments is comprised of an ANDA intangible asset impairment and related inventory reserve charge.

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© 2025 ANI Pharmaceuticals, Inc. 26 (a) Impact of Canada operations includes CDMO revenues, cost of sales relating to CDMO revenues, all selling, general, and administrative expenses, and all research and development expenses recorded in Canada in the period presented, exclusive of restructuring activities, stock-based compensation, and depreciation and amortization, which are included within their respective line items above. The adjustment of Canada operations represents revenues, cost of sales and expense that will not recur after the completion of the closure of our Canada operations (complete as of March 31, 2023) and the sale of the facility (complete as of March 31, 2024). The adjustment of Canada operations does not adjust for revenues, cost of sales, and expense that will recur at our other manufacturing facilities after the transfer of certain manufacturing activities is complete. (b) Adjusted non-GAAP Net Income Available to Common Shareholders excludes undistributed earnings to participating securities. Adjusted non-GAAP Diluted Earnings per Share Calculation and US GAAP to Non- GAAP Reconciliation Three months ended September 30, Twelve months ended December 31, ($ in thousands, except per share amounts) 2024 2023 Net (Loss) Available to Common Shareholders (24,572) 17,154 Add/(Subtract): Non-cash interest (income) (18) 3,335 Depreciation and amortization 15,748 59,791 Contingent consideration fair value adjustment 825 1,426 Loss on extinguishment of debt 7,468 ― Restructuring activities ― 1,132 Unrealized (gain) on investment in equity securities (1,355) ― Impact of Canada operations (a) ― 2,697 Stock-based compensation 7,484 20,652 M&A transaction expenses 9.945 1,148 Litigation expenses 2,899 ― Inventory step-up amortization 3,224 ― Severance 5,308 ― Equity payout 10,190 ― Other expense 2,493 ― Less: Estimated tax impact of adjustments (13,147) (21,643) Adjusted non-GAAP Net Income Available to Common Shareholders (b) 26,492 85,692 Diluted Weighted-Average Shares Outstanding 19,404 18,194 Adjusted Diluted Weighted-Average Shares Outstanding 19,766 18,194 Adjusted Non-GAAP Diluted Earnings per Share 1.34 4.71

© 2025 ANI Pharmaceuticals, Inc. 27 Strong balance sheet to support Rare Disease business development 2022 2023 Q3 2024(2) Cash & Cash Equivalents $48M $221M $145M Net Debt/EBITDA 4.4x 0.5x 3.0x Gross Debt $297M $294M $641M Net Debt $249M $73M $496M Adjusted Non-GAAP EBITDA (1) $56M $134M $168M 1. Adjusted Non-GAAP EBITDA is a Non-GAAP financial measure. 2. Balance sheet metrics as on September 30, 2024; Adjusted Non-GAAP EBTIDA represents trailing twelve-month period pro-forma for Alimera acquisition.

© 2025 ANI Pharmaceuticals, Inc. 28 January 14, 2025